UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hyperliquid Strategies Inc

(Exact name of registrant as specified in its charter)

Delaware	39-3284080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

477 Madison Avenue, 22nd Floor New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-290034

Securities to be registered pursuant to Section 12(g) of the Act: None

N/A

(Title of class)

EXPLANATORY NOTE

This Form 8-A/A is being filed to correct the par value per share of the common stock of Hyperliquid Strategies Inc under “Title of each class to be so registered” on the cover page from “Common stock, par value $0.0001 per share” to “Common stock, par value $0.01 per share.”

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share (“Common Stock”) of Hyperliquid Strategies Inc (the “Company”). The description of the Common Stock contained in the section entitled “Description of Pubco Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-4 (File No. 333-290034), originally filed with the U.S. Securities and Exchange Commission on September 4, 2025, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 2, 2025	HYPERLIQUID STRATEGIES INC

	By:	/s/ David Schamis
	Name:	David Schamis
	Title:	Chief Executive Officer